EXHIBIT 10.4

AGREEMENT ON TRANSFER OF TRADEMARKS
AND RIGHT TO USE OF DOMAIN NAMES

by and between

PAVEL BAUDIŠ

and

EDUARD KUČERA

as Transferors

and

AVAST SOFTWARE A.S.

as Transferee

THIS AGREEMENT was made on December 23, 2010

BY AND BETWEEN THESE PARTIES:

(1)                                  Eduard Kučera, a natural person doing business under the designation Eduard Kučera — ALWIL Software, Identification No. (“IČ”): 16096525, residing at Bulharská 1213/21, 101 00 Prague 10 - Vršovice, Czech Republic (“Eduard Kučera”);

(2)                                  Pavel Baudiš, a natural person doing business under the designation Pavel Baudiš — SOFTWARE, Identification No. (“IČ”): 47132574, residing at Plamínkové 1581/33, 140 00 Prague 4 - Nusle, Czech Republic (“Pavel Baudiš”);

(whereas Eduard Kučera and Pavel Baudiš are also collectively referred to as the “Transferors”)

and

(3)                                  AVAST Software a.s., a joint-stock company duly established and existing under Czech law, Identification No. (“IČ”): 27636917, with their registered office at Budějovická 1518/13A, 140 00 Prague 4 - Michle, Czech Republic, entered in the Commercial Register kept by the Prague Municipal Court in Section B, File No. 11402 (the “Transferee”)

(whereas the above subjects are also individually referred to as a “Party” and collectively as the “Parties”).

WHEREAS

(A)                              Based on an agreement of February 1, 1991, as amended by the amendment of January 3, 1992, the Transferors have been conducting joint business in the form of an unincorporated partnership known as ALWIL Software (the “Association”);

(B)                                The mission and purpose of the Association is the development and distribution of computer software and the provision of IT advisory, consulting, and procurement services;

(C)                                Acting in his capacity as a member of the Association and by mutual accord with Eduard Kučera, Pavel Baudiš filed an application in his own name on November 17, 1996 with the Czech Industrial Property Office (the “IPO”) for registration of a Czech national combined trademark consisting of the verbal component “AVAST!” and a pictorial component — logo — for certain products and services in Classes 9 and 42 of the Nice Classification.  The trademark was registered on January 28, 1998 under Reg. No. 207063; a current extract for this trademark from the IPO database is attached hereto as part of Schedule 1 (the “Combined Trademark”);

(D)                               Acting in his capacity as a member of the Association and by mutual accord with Eduard Kučera, Pavel Baudiš filed an application in his own name on November 17, 1997 with the IPO for registration of a Czech national word trademark “AVAST” for certain products and services in Classes 9, 16, and 42 of the Nice Classification.  The trademark was registered on December 28, 1998 under Reg. No. 214693; a current extract for this trademark from the IPO database is attached hereto as part of Schedule 1 (the “Word Trademark”);

(whereas the Combined Trademark and the Word Trademark are hereinafter also collectively referred to as “Czech Trademarks”)

(E)                                 Acting in his capacity as a member of the Association and by mutual accord with Eduard Kučera, Pavel Baudiš renewed the Combined Trademark, which now enjoys protection until September 17, 2016, and the Word Trademark, which now enjoys protection until November 17, 2017;

(F)                                 The Parties wish to procure the transfer of the Czech Trademarks to the Transferee.

(G)                                Acting in their capacity as members of the Association, Pavel Baudiš and Eduard Kučera acquired from Avira GmbH (formerly H+BEDV Datentechnik GmbH), based on their agreement of July 27, 2006, the ownership title to the German national word trademark “AVAST”.  The German national word trademark “AVAST” is registered for certain products and services in Classes 9 and 42 of the Nice Classification in the register kept by the German Patent- und Markenamt under Reg. No. 30092783; a current extract from the register at the German Patent- und Markenamt is attached hereto as part of Schedule 1 (“German Trademark”);

(H)                               The Parties wish to procure the transfer of the German Trademark to the Transferee.

(I)                                    Acting in their capacity as members of the Association, Pavel Baudiš and Eduard Kučera acquired from Avira GmbH (formerly H+BEDV Datentechnik GmbH), based on their agreement of July 27, 2006, the ownership title to the international word trademark “AVAST”.  The international word trademark “AVAST” is registered for certain products and services in Classes 9 and 42 of the Nice Classification in the WIPO register in Geneva under Reg. No. 839439, with a priority right as of June 22, 2004; a current extract from the WIPO register is attached hereto as part of Schedule 1 (the “International Trademark”);

(whereas the Czech Trademarks, the German Trademark, and the International Trademark are hereinafter also collectively referred to as the “Trademarks”)

(J)                                   Acting in their capacity as members of the Association, Pavel Baudiš and Eduard Kučera entered into an agreement on the transfer of rights to a trademark with the Transferee on June 10, 2010 (the “Transfer Agreement”), the subject matter of which was the transfer of the International Trademark to the Transferee.  Based on the Transfer Agreement and the pertinent filed application, the Transferee was entered by the WIPO as the owner of the International Trademark;

(K)                               The Parties are concerned that the Transfer Agreement may be invalid, with a view to Section 196a of the Czech Commercial Code (Act No. 513/1991 Coll., as amended);

(L)                                 The Parties’ shared interest is in ensuring that the Transferee becomes the uncontested owner of the International Trademark, i.e. in reenacting the transfer of the International Trademark to the Transferee for the event that their concerns are shown to be justified in that the Transfer Agreement was in fact not valid.

(M)                            Acting in his capacity as a member of the Association and by mutual accord with Pavel Baudiš, Eduard Kučera acquired the internet domain name avast.cz or, as it were, the right to use the same.  The domain name registrar is IGNUM s.r.o., Identification No. (“IČ”): 26159708; an extract from the CZ.NIC domain name register is attached hereto as part of Schedule 2 (the “Czech Domain”).

(N)                               The Parties wish to procure the transfer of the Czech Domain to the Transferee.

(O)                               In their capacity as members of the Association, the Transferors acquired the internet domain name avast.com or, as it were, the right to use the same.  The domain name registrar is NETWORK SOLUTIONS LLC; an extract of the registrar’s WhoIs domain name register is attached hereto as part of Schedule 2 (the “International Domain”).

(whereas the Czech Domain and the International Domain are hereinafter also collectively referred to as the “Domains”)

(P)                                 In their capacity as members of the Association and based on an oral agreement of June 10, 2010 (the “Oral Agreement”), the Transferors transferred the International Domain to the Transferee.  Based on the Oral Agreement and the pertinent filed registration, the Transferee was entered by the registrar NETWORK SOLUTIONS LLC as the title holder with respect to the International Domain.

(Q)                               The Parties are concerned that the Oral Agreement may be invalid, with a view to Section 196a of the Czech Commercial Code (Act No. 513/1991 Coll., as amended);

(R)                                The Parties’ shared interest is in ensuring that the Transferee becomes the uncontested title holder with respect to the International Domain, i.e. in reenacting the transfer of the International Domain to the Transferee for the event that their concerns are shown to be justified in that the Oral Agreement was in fact not valid;

(S)                                 The Transferors are shareholders of the sole shareholder of the Transferee and members of the Board of Directors of the Transferee, and the transfer of the Domains and of the Trademarks from the Transferors to the Transferee is therefore subject to the provisions of Section 196a (3) of the Czech Commercial Code (Act No. 513/1991 Coll., as amended).

(T)                                The Parties have asked the Municipal Court in Prague to appoint an expert institution, i.e. EQUITA Consulting s.r.o., Identification No. (“IČ”): 257 61 421, with its registered office at Truhlářská 1108/3, 110 00 Prague 1 - Nové Město, entered in the Commercial Register kept by the Prague Municipal Court in Section C, File No. 67860, and in the first section of the list of qualified expert institutions in the field of economics for appraising, inter alia, intangible assets, property and industrial rights, and know-how as per Decision 91/2008-OD-ZN/11 of the Czech Ministry of Justice of July 23, 2008 (the “Expert”), as the expert for the purpose of compiling an expert opinion in matters of an appraisal of the Domains and Trademarks.

(U)                               As per its Resolution 2 Nc 5203/2010-12 of September 29, 2010, which became final and non-appealable as of October 5, 2010, the Prague Municipal Court appointed the Expert for the purpose of compiling an expert opinion in matters of an appraisal of the Domains, the Czech Trademarks, and the International Trademarks.  A copy of the said resolution is attached hereto as part of Schedule 3.

(V)                                As per its resolution Ref. No. 2Nc 5323/2010-14 of October 26, 2010, which became final and non-appealable as of November 4, 2010, the Prague Municipal Court appointed the Expert for the purpose of compiling an expert opinion in matters of an appraisal of the German Trademark.  A copy of the said resolution is attached hereto as part of Schedule 3.

(W)                           On November 29, 2010, the Expert compiled Expert Appraisal No. P30726/10 (the “Expert Appraisal”) for the purposes of appraising the Domains and the Trademarks. A copy of the Expert Appraisal is attached hereto as Schedule 4.

(X)                               The Expert determined the value of the Domains and of the Trademarks as follows: the Combined Trademark is worth CZK 77,000.00 (seventy seven thousand Czech crowns), the Word Trademark is worth CZK 77,000.00 (seventy-seven thousand Czech crowns), the German Trademark is worth CZK 1,020,000.00 (one million twenty thousand Czech crowns), the International Trademark is worth CZK 25,868,000.00 (twenty five million eight hundred and sixty-eight thousand Czech crowns), the Czech Domain is worth CZK 155,000.00 (one hundred and fifty-five thousand Czech crowns), and the International Domain is worth CZK 29,360,000.00 (twenty nine million three hundred and sixty thousand Czech crowns).

(Y)                                The spouses of both Transferors granted their consent to the transfer of Trademarks and Domains hereunder.  Signed consents of the spouses of the Transferors are attached hereto as Schedule No. 5.

NOW, THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

1.                                      WAIVER OF OPTION RIGHT

1.1                                 Each of the Transferors waives their respective option right to the co-owned share of the respective other Transferor in each of the Trademarks and each of the Domains.

2.                                      TRANSFER OF COMBINED TRADEMARK

2.1                                 The Transferors transfer the Combined Trademark to the Transferee in its full scope, i.e. in the scope of all rights vested in the Combined Trademark, including the reputation and goodwill attached to the Combined Trademark and to the products and services for which it is registered and in connection with which it is being used, and transfer the Combined Trademark for all products and services for which it is registered and for the entire territory in which the Combined Trademark enjoys protection, and the Transferee accepts the Combined Trademark.

2.2                                 The Transferors are obliged to procure the entry of the transfer of the Combined Trademark to the Transferee in the trademark register kept with IPO promptly upon the execution of this Agreement, and the Transferee undertakes to render all requisite cooperation.  The costs for entering the transfer into the register are borne by the Transferee.  The Application for entry of the transfer of the Combined Trademark and the Certificate of Transfer of the Combined Trademark are attached hereto as part of Schedule 5, in counterparts that have been filled in and signed by the Parties.

2.3                                 The Transferee undertakes to pay the Transferors a price for the transfer of the Combined Trademark, corresponding to the value of the Combined Trademark as determined in the Expert Appraisal, i.e. CZK 77,000.00 (seventy-seven thousand Czech crowns).

3.                                      TRANSFER OF WORD TRADEMARK

3.1                                 The Transferors transfer the Word Trademark to the Transferee in its full scope, i.e. in the scope of all rights vested in the Word Trademark, including the reputation and goodwill attached to the Word Trademark and to the products and services for which it is registered and in connection with which it is being used, and transfer the Word Trademark for all products and services for which it is registered and for the entire territory in which the Word Trademark enjoys protection, and the Transferee accepts the Word Trademark.

3.2                                 The Transferors are obliged to procure the entry of the transfer of the Word Trademark to the Transferee in the trademark register kept with IPO promptly upon the execution of this Agreement, and the Transferee undertakes to render all requisite cooperation.  The costs for entering the transfer into the register are borne by the Transferee.  The Application for entry of the transfer of the Word Trademark and the Certificate of Transfer of the Word Trademark are attached hereto as part of Schedule 5, in counterparts that have been filled in and signed by the Parties.

3.3                                 The Transferee undertakes to pay the Transferors a price for the transfer of the Word Trademark, corresponding to the value of the Word Trademark as determined in the Expert Appraisal, i.e. CZK 77,000.00 (seventy-seven thousand Czech crowns).

4.                                      TRANSFER OF GERMAN TRADEMARK

4.1                                 The Transferors transfer the German Trademark to the Transferee in its full scope, i.e. in the scope of all rights vested in the German Trademark, including the reputation and goodwill attached to the German Trademark and to the products and services for which it is registered and in connection with which it is being used, and transfer the German Trademark for all products and services for which it is registered and for the entire territory in which the German Trademark enjoys protection, and the Transferee accepts the German Trademark.

4.2                                 The Transferors are obliged to procure the entry of the transfer of the German Trademark to the Transferee in the trademark register kept with the German Patent- und Markenamt promptly upon the execution of this Agreement, and the Transferee undertakes to render all requisite cooperation.  The costs for entering the transfer into the register are borne by the Transferee.

4.3                                 The Transferee undertakes to pay the Transferors a price for the transfer of the German Trademark, corresponding to the value of the German Trademark as determined in the Expert Appraisal, i.e. CZK 1,020,000.00 (one million twenty thousand Czech crowns).

5.                                      TRANSFER OF INTERNATIONAL TRADEMARK

5.1                                 The Transferors transfer the International Trademark to the Transferee in its full scope, i.e. in the scope of all rights vested in the International Trademark, including the reputation and goodwill attached to the International Trademark and to the products and services for which it is registered and in connection with which it is being used, and transfer the International Trademark for all products and services for which it is registered and for the entire territory in which the International Trademark enjoys protection, and the Transferee accepts the International Trademark.

5.2                                 The Transferee has already been entered in the WIPO register as the owner of the International Trademark on the basis of the Transfer Agreement.  The Transferors undertake to refrain from any acts which might call into question the legitimacy of the entry of the Transferee as the owner of the International Trademark or lead to its deletion from (and subsequent entry of the Transferors into) the trademark register; in the event that the Transferee is at any point in the future deleted from the trademark register and that the Transferors are then entered in the Transferee’s stead, the Transferors are obliged to promptly assist the Transferee in every way so that the Transferee is re-registered as the owner of the International Trademark.  The Application for entry of the transfer of the International Trademark and the Certificate of Transfer of the International Trademark are attached hereto as part of Schedule 5, in counterparts that have been filled in and signed by the Parties.

5.3                                 The Transferee undertakes to pay the Transferors a price for the transfer of the International Trademark, corresponding to the value of the International Trademark as determined in the Expert Appraisal, i.e. CZK 25,868,000.00 (twenty five million eight hundred and sixty-eight thousand Czech crowns).

6.                                      TRANSFER OF CZECH DOMAIN

6.1                                 The Transferors transfer the Czech Domain to the Transferee, and the Transferee accepts the Czech Domain.

6.2                                 The Transferors are obliged to procure the registration of the transfer of the Czech Domain to the Transferee with CZ.NIC promptly upon the execution of this Agreement, and the Transferee undertakes to render all requisite cooperation.  The costs for entering the transfer into the register are borne by the Transferee.  The Application for registration of the change of the domain holder is attached hereto as part of Schedule 6.

6.3                                 The Transferee undertakes to pay the Transferors a price for the transfer of the Czech Domain, corresponding to the value of the Czech Domain as determined in the Expert Appraisal, i.e. CZK 155,000.00 (one hundred and fifty-five thousand Czech crowns).

7.                                      TRANSFER OF INTERNATIONAL DOMAIN

7.1                                 The Transferors transfer the International Domain to the Transferee, and the Transferee accepts the International Domain.

7.2                                 The Transferee has already been entered in the register kept by NETWORK SOLUTIONS LLC as the title holder to the International Domain on the basis of the Oral Agreement.  The Transferors undertake to refrain from any acts which might call into question the legitimacy of the entry of the Transferee as the title holder to the International Domain and lead to its deletion from (and subsequent entry of the Transferors into) the domain register; in the event that the Transferee is at any point in the future deleted from the domain register and that the Transferors are then entered in the Transferee’s stead, the Transferors are obliged to promptly assist the Transferee in every way so that the Transferee is re-registered as the title holder to the International Domain.

7.3                                 The Transferee undertakes to pay the Transferors a price for the transfer of the International Domain, corresponding to the value of the International Domain as determined in the Expert Appraisal, i.e. CZK 29,360,000.00 (twenty nine million three hundred and sixty thousand Czech crowns).

8.                                      PAYMENT OF PRICE FOR TRANSFER OF TRADEMARKS AND DOMAINS

8.1                                 The payment of the price for the transfer of the Trademarks and Domains determined as the sum of the prices for all the Trademarks and Domains specified herein (the “Price”) is due within ten days following the delivery to the Transferee of a written request for payment signed by both Transferors (the “Request”), but no sooner than twenty days from the execution hereof, by way of cashless transfer to the bank account specified in the Request (the “Bank Account”).  The Transferors shall be entitled to request that the Transferee pays the Price in installments, in which case only such portion of the Price as specified in the Request shall become due for payment within the above-specified ten-day time period after the delivery of the Request.  The price or the portion thereof shall be payable in Czech crowns, Euros, or

American dollars, as specified in the Transferors’ instruction included in the respective Request.  If no currency is specified in the Request, the Price or the portion thereof shall be payable in Czech crowns.  If the specified currency is other than Czech crowns, the conversion to such currency shall at all times be made using the exchange rate of the Czech National Bank valid on the day on which the payment is made by the Transferee.

8.2                                 The Price or its portion is deemed paid to both Transferors as of the moment at which it is credited to the Bank Account.  The Transferors will settle the price within the Association at their own discretion, based on their understandings within the framework of the Association.

9.                                      TAXES AND FEES

9.1                                 The price for the transfer of the Domains and the Trademarks does not include any taxes (i.e. in particular, no VAT), duties, or fees, and shall always be increased accordingly by tax, duty, or fee payments in the event that any law or legal regulation requires the payment of any taxes, duties, or fees.

9.2                                 Section 9.1 shall not apply to the tax on the Transferors’ income from the sale of Trademarks and Domains, whether or not fully or partially collected in the form of a withholding tax.

10.                               REPRESENTATIONS

10.1                           The Parties represent and confirm the following:

(a)                        Legal standing; approvals and consents

(i)                         The Parties have the requisite powers and authority to enter into this Agreement and to procure performance under the same; and these powers and this authority are not subject to any limitation;

(ii)                      This Agreement gives rise to valid and enforceable obligations of the Transferors and the Transferee and supersedes any and all preceding arrangements of the Parties related to the subject matter hereof; and

(iii)                   No further consent or approval by third parties (including governmental or other authorities) is required in connection with the execution of this Agreement and performance under the same.

10.2                           The Transferors represent and confirm the following:

(a)                        Trademarks

(i)                         The Transferors are the rightful owners of the Trademarks, and the Trademarks are valid and duly registered, and there exist no grounds upon which the Trademarks could be declared invalid, nor upon which it could be concluded that the Transferors forfeited their rights to any of the Trademarks;

(ii)                      According to the information available to the Transferors, each of the Trademarks has been in continuous and proper use in connection with the promotion, distribution, and licensing of anti-virus software, for the past five years prior to the effective date of this Agreement and in the entire territory for which it is registered; no obstacle has occurred due to which any of the Trademarks has been or could potentially be cancelled or due to which the rights to the Trademarks has been or could potentially be limited, as set forth in Sections 13, 14, and 31 of the Czech Trademark Act (Act No. 441/2003 Coll., as amended) (or in such other, similar laws, directives, or treaties as may apply in the countries in which the Trademarks are registered);

(iii)                   No third party holds any ownership title, option rights, licenses, or other rights or claims with respect to the Trademarks;

(iv)                  There are no pending judicial, administrative, or other proceedings concerning the validity and scope of protection of the Trademarks (or the rights vested in the same), nor are the Transferors aware of any facts or circumstances that could potentially give rise to such proceedings in the future;

(v)                     All fees for the registration and renewal of the Trademarks have always been duly paid;

(vi)                  With the exceptions of the license agreement made between the Transferors and the Transferee on November 24, 2008 and the Transfer Agreement, none of the Trademarks are subject to any license agreement or agreement on the full or partial transfer of rights vested in the Trademarks;

(vii)               None of the Trademarks are subject to any pledge, security assignment, or other security interest;

(viii)            The Transferors are not aware of any actual or potential infringement of third-party rights due to the use of any of the Trademarks;

(ix)                    The Transferors are not aware of any infringement of rights vested in the Trademarks by any third party.

(b)                       Domains

(i)                         The Transferors are the rightful title holders to the Czech Domain, and were rightful title holders to the International Domain prior to the registration of the Transferee as the title holder to the International Domain;

(ii)                      No third party holds any ownership title, option rights, licenses, or other rights or claims with respect to the Domains;

(iii)                   There are no pending judicial, administrative, or other proceedings concerning the validity and rights of use to the Domains, nor are the Transferors aware of any facts or circumstances that could potentially give rise to such proceedings in the future;

(iv)                  All fees for the registration and renewal of the Domains have always been duly paid;

(v)                     With the exceptions of the license agreement made between the Transferors and the Transferee on November 24, 2008 and the Oral Agreement, neither of the Domains are subject to any license agreement or agreement on the full or partial transfer of the Domains or of the right to use the same;

(vi)                  Neither of the Domains are subject to any pledge, security assignment, or other security interest;

(vii)               The Transferors are not aware of any actual or potential infringement of third-party rights due to the use of any of the Domains.

11.                               INDEMNITY

11.1                           The Transferors shall indemnify the Transferee and compensate the Transferee for any and all damage, expenses, costs, and losses (including costs of legal representation at customary market rates, corresponding to the duration and complexity of the matter) incurred by the Transferee as a consequence of, or in connection with, the breach of any of the Transferors’ representations set out in Article 10 hereof.  At the Transferee’s request, the Transferors shall at their own expense render all reasonable cooperation to the Transferee with respect to the Transferee’s defense against claims, lawsuits, or other proceedings initiated as a consequence of, or in connection with, any of the Transferors’ representations set out in Article 10 hereof.

12.                               OTHER COVENANTS

12.1                           At their own expense, the Transferors will take all steps and measures as are necessary to accomplish the full transfer of rights to the Trademarks and Domains to the Transferee, i.e. in particular, to have the Transferee entered as the new owner of Trademarks and title holder to the Domains in the respective registers.  In particular, the Transferors shall, at the Transferee’s request, provide the Transferee with any and all documents as may be required by the competent authority in charge of keeping the trademark register.

12.2                           Up until the entry of the Transferee as the owner of all Trademarks and the title holder to all Domains in the relevant registers, the Transferors shall, at the request and expense of the Transferee, carry out the following steps and measures:

(a)                        where required to do so by law: pay all application and stamp fees, fees for registration and renewal, and other fees;

(b)                       where required to do so by law: immediately conform to the terms of any official document issued by the competent trademark register or public authority;

(c)                        provide the Transferee with all information and other forms of cooperation, such that the Transferee is able to compile, file, or seek the approval of applications for the registration of any of the Trademarks (or of trademarks identical to, or interchangeable with any of the Trademarks), including the procurement of suitable evidence of the proper use of the Trademarks;

(d)                       ensure that the Transferee is promptly provided with copies of any correspondence received by the Transferors or their representatives (including renewal notices or other notices received from the relevant register); and

(e)                        provide the Transferee with all information and other forms of cooperation as the Transferee may need to pursue, contest, or settle relevant claims, lawsuits, or proceedings; if the Transferee so wishes, then the Transferors shall initiate the relevant proceedings.

12.3                           The Transferors undertake to surrender to the Transferee any and all documents, files, records, and certificates concerning the Trademarks and Domains (including those which are in the possession of the Transferors’ representatives in charge of the registration and transfer of the Trademarks), and to do so within one month from the entry of the Transferee as the owner of all Trademarks and the title holder to all Domains in the relevant registers.

12.4                           By way of their signature on this Agreement, each of the Transferors grants the Transferee a power of attorney to represent the Transferors in all matters concerning the transfer of Trademarks and Domains under this Agreement, and in all related matters concerning the disposition over the Trademarks and the Domains and the use thereof.  The Transferee may at its own discretion grant further subauthorization to third parties.  This power of attorney has been granted up until the moment at which the Transferee is entered as the owner of all Trademarks and the title holder of both Domains in the relevant registers.  The Transferors are not entitled to revoke this power of attorney.  If need be, and at the request of the Transferee, the Transferors must promptly issue a separate power of attorney to the Transferee, in the same scope of authorization as set out above, and arrange for certification of their signatures on such power of attorney (as required by the Transferee).

13.                               NO WAIVER

If either Party chooses not to exercise certain rights or legal remedies made available to them under this Agreement or by operation of law, or to exercise them only later, then this shall not be construed to mean that they waive this (or any other) right or legal remedy, nor that the further exercise of this (or any other) right or legal remedy is ruled out or limited.  A one-time or partial exercise of such a right or remedy does not rule out or limit the further exercise of this (or any other) right or legal remedy.

14.                               MODIFICATIONS

This Agreement may only be changed by way of written amendments, which must be signed by the Parties (or their authorized representatives).

15.                               SEVERABILITY

15.1                           If certain provisions of this Agreement (or parts thereof) are found to be invalid, unlawful, or unenforceable by a court or competent authority, then such provision (or part thereof) are to the necessary extent considered excised from the Agreement, and the validity and enforceability of all other provisions of the Agreement remain unaffected.

15.2                           Where an invalid, unenforceable, or unlawful provision hereof would be rendered valid, enforceable, and lawful by omitting a part thereof, such provision shall be applied with the minimum of modifications needed to achieve its validity, enforceability, and lawfulness.

16.                               COUNTERPARTS

This Agreement has been drawn up in 4 (four) counterparts in Czech.

17.                               NOTICES

17.1                           Any notices concerning this Agreement must be in writing and delivered personally or via registered mail or courier service to the intended recipient:

(a)                        if to the Transferee:

AVAST Software a.s., Budějovická 1518/13A, 140 00 Prague 4 - Michle, Czech Republic, e-mail address: tomolova@avast.com;

(b)                       if to the Transferors:

Eduard Kučera, Budějovická 1518/13A, 140 00 Prague 4 - Michle, Czech Republic, e-mail address: kucera@avast.com;

Pavel Baudiš, Budějovická 1518/13A, 140 00 Prague 4 - Michle, Czech Republic, e-mail address: baudis@avast.com;

or in such other manner which has been stipulated by the respective Party in a written notice addressed to the other Party.

17.2                           Notices or other communication or, as it were, the legal transactions embodied in the same, shall have legal effect:

(a)                      in the case of personal delivery — as of the moment in which they are accepted by the recipient or their authorized representative, or as of the moment in which acceptance is denied; or

(b)                     in the case of mail delivery — as of the moment in which they are accepted by the recipient or their authorized representative, or as of the moment in which acceptance is denied, or on the third day after the notice was handed over to the mail service (whereas on the same day, an e-mail must be sent to the recipient notifying them of the dispatch), unless the sender received an e-mail notification of failure of delivery, whichever of the above-described situations occurs first.

18.                               GOVERNING LAW

18.1                           This Agreement is governed by and shall be construed in accordance with Czech law, to the exclusion of conflict-of-law rules.  As agreed by the Parties, this Agreement and relations arising hereunder shall be governed namely by Czech Act No. 513/1991 Coll., the Commercial Code, as amended.

19.                               CONFLICT RESOLUTION

19.1                           Any disputes between the Parties regarding the implementation of this Agreement shall be resolved in the following order:

(a)                        Negotiations in good faith between the Transferors and the Transferee (or their representatives, who shall be authorized to fully and finally settle the dispute).  The existence and progress of negotiations under this Article are deemed confidential in the terms of this Agreement, and qualify as an amicable settlement, which neither Party may invoke or plead in any court or before any tribunal in any country, for whatever reason;

(b)                       The Parties shall make efforts towards resolving any dispute arising from or in connection with this Agreement by way of non-binding mediation through an impartial and mutually acceptable mediator, whereas the Parties will bear the costs of mediation in equal parts.  The existence and progress of mediation talks under this Article are deemed confidential in the terms of this Agreement, and qualify as an amicable settlement, which neither Party may invoke or plead in any court or before any tribunal in any country, for whatever reason;

(c)                        Only in cases of absolute necessity shall the Parties resolve their dispute in court.

19.2                           Nothing in this Article 19 shall prevent either Party from taking any steps or measures as are necessary to prevent immediate and irreversible harm to their interests.

19.3                           The Parties have agreed that the Czech courts have a relevant link to the transaction set out herein, and each Party agrees that Czech courts shall have exclusive jurisdiction over them and submits to this exclusive jurisdiction.

AVAST Software a.s. acting by proxy of:

/s/ Eduard Kučera
Name: Eduard Kučera
Position: President

Eduard Kučera

/s/ Eduard Kučera

Pavel Baudiš

/s/ Pavel Baudiš